Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2023, relating to the financial statements of Ambrx Biopharma Cayman, Inc. (formerly Ambrx Biopharma Inc.), appearing in the Annual Report on Form 10-K of Ambrx Biopharma Cayman, Inc. for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP
San Diego, California

October 17, 2023